Exhibit 99.2 Building a Leading ENT / Allergy Specialty Company Corporate Presentation May 9, 2019

Forward-Looking Statements This presentation and our accompanying remarks contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: potential benefits of XHANCE® and our EDS technology; potential drivers of XHANCE growth; the XHANCE sales force expansion, the availability of 7-day samples and the initiation of a DTC pilot; market access objectives and patient affordability programs; potential effects of INS market seasonality on XHANCE prescriptions; the initiation and timing of clinical trials for chronic sinusitis; projected 2019 operating expenses and stock-based compensation; expectations regarding average revenue per prescription in 2019; and other statements regarding our future operations, financial performance, prospects, intentions, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE; our ability to obtain, maintain and increase insurance coverage for XHANCE (market access); our ability to grow XHANCE prescriptions and become profitable; uncertainties and delays relating to the initiation, enrollment, completion and results of clinical trials; market opportunities for XHANCE may be smaller than we believe; unexpected costs and expenses; and the risks, uncertainties and other factors discussed in the “Risk Factors” section and elsewhere in our most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission – which are available at http://www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this presentation speak only as of the date of this presentation, and we undertake no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise. 2

Optinose Key Priorities Continue to drive XHANCE® prescription growth Advance our XHANCE clinical program for a follow-on indication for the treatment of Chronic Sinusitis Support our commercial and development objectives through efficient use of capital ■ $171 Million of cash as of March 31, 2019 3

XHANCE Launch Update

Key Levers to Continue to Drive XHANCE Growth Continued Execution of Strategy (Defined Appropriate Patient Type, Enhanced Efficacy Message & Affordability Program) Sales Force Expansion 7-Day Samples Increase Payer Coverage Direct to Consumer Pilot 5

Deployed Territory Managers to New Territories in April and now Promote XHANCE in 100 Territories Total Albany, NY XHANCE® Sales Territories Albuquerque, NM NEW Baltimore, MD Boston, MA Charleston, SC Columbia, SC Detroit (South), MI Dothan, Al Fort Wayne, IN Grand Rapids, MI Greenville, SC Huntington, WV Jackson, MS Knoxville, TN Memphis, TN Nashville, TN Pittsburgh, PA Portland, OR Providence, RI Stamford, CT Suffolk County, NY 6

XHANCE Prescription Volume Grew 59% in Q1 2019 versus Q4 2018 Continued growth in Q1 2019 driven by promotional materials and patient affordability program rolled out in August/September 2018 XHANCE TRx +59% 25,000 22,490 +50% 20,000 15,000 14,106 9,427 10,000 8,611 5,000 0 Q2 '18 Q3 '18 Q4 '18 Q1 '19 TRx for Intranasal Steroids Market increased 3% from Q4 2018 to Q1 2019 7 Estimated based on monthly prescription data from public source (IQVIA) and XHANCE preferred pharmacy network.

XHANCE Prescription Volume Grew 15% for the most recent 4 Week Period Ended April 26, 2019 Early Q2 2019 Prescription Trends Aligned with Q4 2018 and Q1 2019 Growth Rates XHANCE TRx +15% 10,000 9,515 9,000 8,298 8,000 7,000 6,000 5,000 4 Weeks ended 4 Weeks ended 3/29/19 4/26/19 Market TRx for Intranasal Steroids increased 3% from the 4-week period ended 3/29/19 to the 4-week period ended 4/26/19 8 Estimated based on monthly and weekly prescription data from public source (IQVIA) and XHANCE preferred pharmacy network.

Q1 2019 Financial Update

Financial Review – First Quarter 2019 Q1 2019 Net Product Revenues and Average Net Product Revenues per TRx ($M ) Net Product Revenues $4.0 . Net product revenues $3.0 increased 32% in Q1 2019 versus Q4 2018 $1.9 . Average net product revenues of $177 per TRx in $1.3 Q1 2019 − Slightly higher than expected range of $155 to $175 Q2 2018 Q3 2018 Q4 2018 Q1 2019 10

Financial Review – 2019 Financial Guidance . Full Year 2019 Operating Expenses (GAAP) expected to be in the range of $135 - $142 million • $10 - $12 million of which represents stock-based compensation • First Quarter 2019 Operating Expenses of $30.9 million . Full Year 2019 average net revenue per prescription of XHANCE expected to be in the range of $185 - $205 11

Pipeline Update

XHANCE Chronic Sinusitis Indication (sNDA) Study 3205 - ClinicalTrials.gov Identifier: NCT03781804 . 24-week randomized, double-blind, placebo-controlled, parallel-group, multicenter study . First patient enrolled in Q4 2018 . Estimated enrollment: 378 patients . Focused on successful execution of site initiation plan in Q1 2019 Second Chronic Sinusitis Study . Expected to start in Q2 2019 Co-primary endpoints for each trial include an objective measure of inflammation and a subjective measure of symptom relief 13

Closing Remarks

Building a leading ENT/Allergy Specialty Company XHANCE® represents a significant opportunity in the ENT/Allergy market with the current indication Potential for CS indication provides pipeline value Future business development expected to focus on leveraging ENT/Allergy infrastructure and expertise Recent license of EDS technology demonstrates ability to add value from applications outside ENT/Allergy $171 million of cash as of March 31, 2019 15

Investor Relations – NASDAQ: OPTN

Analyst Coverage[1]
BMO: Gary Nachman
Jefferies: David Steinberg
Cantor Fitzgerald: Brandon Folkes
Piper Jaffray: David Amsellem
RBC: Randall Stanicky

At 31 March 2019:

- **$171 million** in cash
- Long-term debt: **$75 million**
- **41.3 million** common shares o/s
- **9.6 million** options & warrants o/s

Optinose Investor Contact

Jonathan Neely, VP, Investor Relations and Business Operations
267-521-0531

investors@optinose.com

www.optinose.com

@optinose

1 - Optinose is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Optinose or its management. Optinose does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

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Building a Leading ENT / Allergy Specialty Company Corporate Presentation May 9, 2019